UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 19, 2013

Microsoft Corporation

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-14278	91-1144442
(Commission File Number)	(IRS Employer Identification No.)

One Microsoft Way, Redmond, Washington	98052-6399
(Address of Principal Executive Offices)	(Zip Code)

(425) 882-8080

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 19, 2013, Microsoft Corporation (the “Company”) held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”). There were 8,360,743,755 shares of common stock entitled to be voted. There were 7,016,304,432 shares voted in person or by proxy. At the Annual Meeting:

(1) The shareholders voted to elect each of the nine (9) nominees for director.

(2) Shareholders approved the material terms of the performance goals under the Executive Officer Incentive Plan.

(3) The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

(4) The shareholders voted to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2014.

The Company’s inspector of election certified the following vote tabulations:

Election of directors
	Vote Results	% Votes For	For	Against	Abstain	Broker Non- Votes

Steven A. Ballmer	Re-elected	90.66%	5,343,992,039	550,387,064	17,028,819	1,104,896,510
Dina Dublon	Re-elected	99.02%	5,834,817,507	57,805,254	18,785,161	1,104,896,510
William H. Gates III	Re-elected	98.13%	5,428,035,168	103,236,437	46,883,327	1,104,896,510
Maria Klawe	Re-elected	99.04%	5,506,251,626	53,127,693	18,775,613	1,104,896,510
Stephen J. Luczo	Re-elected	99.05%	5,506,325,662	52,660,859	19,168,411	1,104,896,510
David F. Marquardt	Re-elected	93.88%	5,218,345,040	340,422,382	19,387,510	1,104,896,510
Charles H. Noski	Re-elected	99.10%	5,838,893,714	52,927,642	19,586,566	1,104,896,510
Helmut Panke	Re-elected	98.73%	5,816,987,294	74,785,112	19,635,516	1,104,896,510
John W. Thompson	Re-elected	91.41%	5,376,806,307	505,282,952	29,318,663	1,104,896,510

Approval of material terms of the performance goals under the Executive Officer Incentive Plan
	Vote Results	% Votes For	For	Against	Abstain	Broker Non- Votes

	Approved	97.87%	5,759,859,245	125,408,870	26,139,807	1,104,896,510

Advisory vote on executive compensation
	Vote Results	% Votes For	For	Against	Abstain	Broker Non- Votes

	Approved	95.90%	5,635,546,611	241,232,466	34,628,845	1,104,896,510

Ratification of appointment of independent auditors
	Vote Results	% Votes For	For	Against	Abstain	Broker Non- Votes

	Approved	98.74%	6,569,474,308	83,902,561	29,674,573	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSOFT CORPORATION (Registrant)

Date: November 20, 2013	/S/ JOHN A. SEETHOFF
John A. Seethoff Assistant Secretary